SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-A



       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934




                        Proffitt's, Inc.
     (Exact name of registrant as specified in its charter)



                Tennessee                     62-0331040
        (State of incorporation)(I.R.S. Employer Identification No.)

          3455 Highway 80 West
          Jackson, Mississippi                  39209
(Address of principal executive offices)     (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class      Name of each exchange which
            to be so registered     each class is to be registered

      Common Stock, $.10 par value      New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:


                               None
                         (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered

     The information set forth under the caption "Description of Proffitt's Capital Stock" in the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-17059) filed with the Securities and Exchange Commission on January 14, 1997 is incorporated herein by reference.


Item 2.   Exhibits

     All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.



                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              PROFFITT'S, INC.

Date:                      , 1997


                              By:  /s/ R. Brad Martin
                                   _____________________________
                                   R. Brad Martin
                                   Chairman of the Board
                                   and Chief Executive Officer


                          EXHIBIT INDEX

     Reference is made to the registrant's Listing Application for the following exhibits:

     1.   Annual Report on Form 10-K for the Year Ended February 1,
          1997

     3. Notice and Proxy Statement for the annual meeting of shareholders held on June 19, 1997

     6.   1996 Annual Report to Shareholders


Exhibit 4, copies of charter and bylaws, and Exhibit 5, Specimen of securities, will be provided when available.